Exhibit 99.1

Riot Blockchain Announces Appointment of Jason Les as CEO and Appointment of New Director

CASTLE ROCK, CO. February 8, 2021 (GLOBE NEWSWIRE) -- Riot Blockchain, Inc. (NASDAQ: RIOT) ("Riot”, “Riot Blockchain” or the “Company"), one of the few NASDAQ-listed bitcoin mining companies in the United States, is pleased to announce the appointment of Jason Les as Chief Executive Officer, and that Hannah Cho has been appointed to the Company’s Board of Directors, as an independent director.

Mr. Les has been deeply involved with Bitcoin since 2013, with significant experience in both mining and as an engineer studying protocol development and contributing to open-source projects. He has served as an independent director on the Company’s Board of Directors since 2017, and he will continue to remain as a member of the Board of Directors. As CEO, he will be the driving force behind the Company’s strategic focus on Bitcoin mining, and its mission to become one of the most relevant and significant companies supporting the Bitcoin network and greater bitcoin ecosystem.

“In early 2020, Riot made the strategic decision to completely focus on expanding its mining capabilities, which has positioned the Company well to take advantage of significant opportunities in the current Bitcoin environment,” said Benjamin Yi, Chairman of the Board of Directors. “Strengthening our management team to take advantage of these opportunities has been a high priority for the Board, and we are pleased to appoint Jason to lead the Company. Having worked closely with Jason as a Board colleague for the past two years, the Board is confident that he will continue to leverage his unique skill set and background in Bitcoin to drive the Company’s continued growth.”

“It is a privilege to be asked to serve as Riot’s CEO,” said Jason Les. “We are at an exciting and critical juncture in our industry, with Bitcoin positioned to disrupt the global financial system. In addition, there continues to be a large shift in mining capacity to the United States, creating significant opportunity for the Company. With its fleet of next-generation miners, unique industry relationships, and strong balance sheet, Riot is extremely well-positioned to capitalize on these opportunities that we see in front of us.”

Jeff McGonegal who was appointed Chief Executive Officer in early 2019, will return to focus on his long-standing position as Chief Financial Officer, a position held since 2003.

Riot is also pleased to announce that Hannah Cho has been appointed to the Company’s Board of Directors, effective today.

Ms. Cho, 43, is a veteran marketing and communications professional who has spent her career in the enterprise technology industry.  She is currently Vice President, Marketing Communications at BMC Software, a portfolio company of KKR which offers software and services to support cloud computing, IT service management, automation, IT operations, and the mainframe for digital transformation. Ms. Cho brings significant executive leadership experience in marketing and communications gained at leading technology companies including Anaplan, CA Technologies, Intel Corporation, and Cisco Systems.  In addition to her corporate experience, she was also previously Senior Vice President, Technology Communications at Edelman.

"We are thrilled to welcome a critical thinker of Hannah's caliber to Riot's Board of Directors," said Benjamin Yi.  "The Board will benefit from her significant experience as a corporate leader and communications specialist. We look forward to utilizing and leveraging her unique professional background and insights."

About Riot Blockchain

Riot Blockchain (NASDAQ: RIOT) focuses on cryptocurrency mining of bitcoin. The Company is expanding and upgrading its mining operations by securing the most energy efficient miners currently available. Riot also holds certain non-controlling investments in blockchain technology companies. Riot is headquartered in Castle Rock, Colorado, and the Company’s mining facility is located in upstate New York, under a co-location hosting agreement with Coinmint. For more information, visit www.RiotBlockchain.com.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," “believes,” "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to 0differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), including the factors described in the sections entitled "Risk Factors," copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

For further information, please contact:

CONTACT:

Media Contact:

PR@RiotBlockchain.com

Investor Contact:

IR@RiotBlockchain.com

SOURCE: Riot Blockchain, Inc.